Exhibit 10.2
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is entered into as of May 21, 2010, by and among Constant Contact, Inc., a Delaware corporation (the “Buyer”), and the entities and individuals listed on Exhibit A hereto (the “Company Stockholders”).
     WHEREAS, the Buyer and Nutshell Mail, Inc., a Delaware corporation (the “Company”) have entered into an Agreement and Plan of Merger, dated as of May 18, 2010 (the “Merger Agreement”), by and among the Buyer, the Company, NSM Acquisition Company, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (the “Transitory Subsidiary”), and Mark Schmulen, David Lyman and David Neubauer, pursuant to which the Company will merge (the “Merger”) with and into the Transitory Subsidiary which, as the surviving corporation (the “Surviving Corporation”), will remain a wholly-owned subsidiary of the Buyer;
     WHEREAS, pursuant to the Merger, the Buyer has agreed to issue to the Company Stockholders the Merger Shares (as defined below), subject to the terms and conditions set forth in the Merger Agreement;
     WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Buyer and the Company Stockholders enter into this Agreement; and
     WHEREAS, the parties hereto desire to enter into this Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. For purposes of this Agreement, each of the following terms shall have the meaning set forth below:
          “Buyer” shall have the meaning set forth in the first paragraph of this Agreement.
          “Buyer Common Stock” shall mean the shares of common stock, par value $0.01 per share, of the Buyer.
          “Closing” shall mean the closing of the transactions contemplated by the Merger Agreement.
          “Company” shall have the meaning set forth in the first paragraph of this Agreement.
          “Company Stockholders” shall mean the stockholders of record of the Company immediately prior to the time at which the Surviving Corporation files with the Secretary of State of the State of Delaware the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law, as set

forth on Exhibit A hereto, and their respective transferees and assigns as permitted pursuant hereto.
          “Merger Agreement” shall have the meaning set forth in the recitals.
          “Merger Shares” shall mean shares of Buyer Common Stock issued pursuant to Section 1.5 of the Merger Agreement.
          “Reasonable Best Efforts” shall mean best efforts, to the extent commercially reasonable.
          “SEC” shall mean the Securities and Exchange Commission
          “Securities Act” shall mean the Securities Act of 1933.
          “Stockholder Registration Statement” shall mean a registration statement on Form S-3 covering the resale to the public by the Company Stockholders of the Merger Shares.
          “Surviving Corporation” shall mean the Transitory Subsidiary.
          “Transitory Subsidiary” shall have the meaning set forth in the recitals.
     2. Registration of Shares.
          (a) As soon as reasonably practicable, but in any event within sixty (60) days following the Closing, the Buyer shall prepare and file with the SEC the Stockholder Registration Statement in compliance with the Securities Act. The Buyer shall use its Reasonable Best Efforts to cause the Stockholder Registration Statement to be declared effective by the SEC as soon as practicable, but in any event within thirty (30) days following the filing of the Stockholder Registration Statement (the “Filing Effective Date”). The Buyer shall cause the Stockholder Registration Statement to remain continuously effective until the date that is one (1) year after the date of this Agreement or such earlier time as all of the Merger Shares covered by the Stockholder Registration Statement have been sold pursuant thereto.
          (b) The Buyer shall prepare and file with the SEC such amendments and supplements to the Stockholder Registration Statement and the prospectus used in connection with such Stockholder Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Stockholder Registration Statement or to applicable anti-fraud provisions.
          (c) The Buyer shall keep each Company Stockholder advised in writing as to the initiation of the registration and qualification of the Merger Shares and as to the completion thereof. In addition, on the Filing Effective Date, each Company Stockholder (and if applicable, its transferees and distributees) shall be named as a selling security holder in the Stockholder Registration Statement and the related prospectus in such a manner as to permit such Company Stockholder to deliver such prospectus to purchasers of registered securities in accordance with applicable law.

     3. Limitations on Registration Rights.
          (a) The Buyer may, by written notice to the Company Stockholders, (i) delay the filing or effectiveness of the Stockholder Registration Statement or (ii) suspend the Stockholder Registration Statement after effectiveness and require that the Company Stockholders immediately cease sales of shares pursuant to the Stockholder Registration Statement, in the event that (A) the Buyer files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a public offering of its securities or (B) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Stockholder Registration Statement would require disclosure of such activity, transaction, preparations or negotiations; provided, however, that the period of time of delay or suspension of the effectiveness of the Stockholder Registration Statement shall not exceed more than sixty (60) consecutive days and one hundred twenty (120) days in the aggregate; provided further, however, that any days of suspension or delay pursuant to Section 3(a) hereof shall be added to the time the Stockholder Registration Statement is required to be effective pursuant to Section 2(a) hereof, to the extent that all Merger Shares have not yet been sold.
          (b) If the Buyer delays or suspends the Stockholder Registration Statement or requires the Company Stockholders to cease sales of shares pursuant to paragraph 3(a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Stockholder Registration Statement and/or give written notice to all Company Stockholders authorizing them to resume sales pursuant to the Stockholder Registration Statement. If as a result thereof the prospectus included in the Stockholder Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Company Stockholders given pursuant to this paragraph 3(b), and the Company Stockholders shall make no offers or sales of shares pursuant to the Stockholder Registration Statement other than by means of such revised prospectus.
     4. Registration Procedures.
          (a) In connection with the filing by the Buyer of the Stockholder Registration Statement, the Buyer shall furnish to each Company Stockholder such number of copies of the Stockholder Registration Statement, preliminary prospectus, final prospectus, in conformity with the requirements of the Securities Act, as such Company Stockholder may reasonably request in order to facilitate the public offering of such securities.
          (b) The Buyer shall use its Reasonable Best Efforts to register or qualify the Merger Shares covered by the Stockholder Registration Statement under the securities laws of each state of the United States; provided, however, that the Buyer shall not be required in connection with this paragraph 4(b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          (c) If the Buyer has delivered preliminary or final prospectuses to the Company Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Company Stockholders and, if requested by the Buyer, the Company Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Company Stockholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Company Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.
          (d) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Agreement, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Company Stockholders in connection with sales under the Stockholder Registration Statement and (ii) the fees and expenses of any counsel retained by Company Stockholders.
          (e) The Buyer shall, if required by the rules of the Nasdaq Stock Market, file with the Nasdaq Stock Market a Notification Form for Listing Additional Shares with respect to the Merger Shares.
          (f) The Buyer shall notify each Company Stockholder at any time in the event that, in the judgment of the Buyer, it is advisable to suspend use of a prospectus included in the Stockholder Registration Statement due to pending material developments or other events that have not yet been publicly disclosed, and, upon receipt of such notice, each such Company Stockholder shall discontinue any sales of Merger Shares pursuant to such Stockholder Registration Statement until such Company Stockholder has received copies of a supplemented or amended prospectus or until such Company Stockholder is advised in writing by the Buyer that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.
     5. Requirements of Company Stockholders.
          (a) The Buyer shall not be required to include any Merger Shares in the Stockholder Registration Statement unless the Company Stockholder owning such shares furnishes to the Buyer in writing such information regarding such Company Stockholder and the proposed sale of Merger Shares by such Company Stockholder as the Buyer may reasonably request in writing in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities.
          (b) Each Company Stockholder hereby agrees, severally and not jointly, to:
               (i) indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any untrue statement of a material fact, or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the Stockholder Registration Statement but only to the extent such untrue statement or omission is made in reliance upon, or in conformity with, a written statement by such Company Stockholder furnished pursuant to this Section 5; provided, however, that the obligations of each Company Stockholder shall not apply to amounts paid in settlement of any such losses, claims, damages, expenses or liabilities if such settlement is effected without the consent of such Company Stockholder, which consent shall not be unreasonably withheld, conditioned or delayed, and provided that the obligations of such Company Stockholder shall be limited to an amount equal to the net proceeds after expenses and commissions to such Company Stockholder from the Merger Shares sold; and
               (ii) report to the Buyer sales made pursuant to the Stockholder Registration Statement.
     6. Indemnification. The Buyer agrees to indemnify and hold harmless each Company Stockholder (and each of its officers, directors, partners, members, legal counsel, accountants and each person controlling such Company Stockholder within the meaning of Section 15 of the Securities Act, each a “Holder Indemnitee”) whose shares are included in the Stockholder Registration Statement against any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees and expenses) to which such Holder Indemnitee may become subject by reason of any untrue statement of a material fact contained in the Stockholder Registration Statement or any prospectus, or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Buyer of the Securities Act or any rule or regulation promulgated thereunder applicable to the Buyer and relating to the action or inaction of the Buyer required of the Buyer in connection with such registration, and will reimburse each such Holder Indemnitee for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such losses, claims, damages, expenses or liabilities, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Buyer by or on behalf of a Company Stockholder for use in the Stockholder Registration Statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 6.
     7. Assignment of Rights. A Company Stockholder may not assign any of its rights under this Agreement except to a transferee or assignee who acquires all of the Merger Shares held by the Company Stockholder, provided that the Buyer is given written notice of such assignment at the time of or within a reasonable time after said transfer or assignment, and provided further that each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause Buyer to register Merger Shares may be freely assigned (a) to any partner, active or retired, of a Company Stockholder, where such Company Stockholder is a partnership, (b) to any affiliate (as that term is defined in Rule 405 promulgated by the SEC under the Securities Act) of a Company Stockholder, (c) to any officer, director, shareholder or member thereof, where such Company Stockholder is a corporation or limited liability company or (d) to the spouse, children, grandchildren or spouse of such children or grandchildren of any Company Stockholder or to trusts for the benefit of any of the transferees above where such transferee is a natural person, provided each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Agreement.
     8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Merger Shares to the public without registration, the Buyer agrees to:
          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
          (b) File with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
          (c) So long as any of the Company Stockholders own Merger Shares that are “restricted securities,” as defined in Rule 144 under the Securities Act, furnish to the Holders forthwith upon written request, a written statement by the Buyer as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents as a Company Stockholders owning such Merger Shares may reasonably request in availing itself of any rule or regulation of the SEC allowing such Company Stockholder to sell any such Merger Shares without registration.
     9. Miscellaneous.
          (a) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties to this Agreement and their respective successors and permitted assigns.
          (b) Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof; provided, however, the Merger Agreement and each other agreement, instrument, certificate or other document delivered pursuant to the Merger Agreement shall remain in full force and effect in accordance with its terms.
          (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign any of its rights or delegate any of its performance obligations hereunder without the prior written approval of the other party.
          (d) Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

          (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
          (f) Notices. All notices, instructions and other communications hereunder shall be in writing. Any notice, instruction or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to any Company Stockholder: At the address set forth for such Company Stockholder on Exhibit A	Copy to (which shall not constitute notice): Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, Texas 78701 Facsimile: (512) 320-9284 Attention: J. Matthew Lyons, Esq.

If to the Buyer or the Company: Constant Contact, Inc. 1601 Trapelo Road, Suite 329 Waltham, Massachusetts 02451 Facsimile: (781) 472-8101 Attention: General Counsel	Copy to (which shall not constitute notice): Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Facsimile: (617) 526-5000 Attention: Philip P. Rossetti, Esq.
Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, instructions, or other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.
          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.
          (h) Amendments and Waivers. This Agreement may be amended only with the written consent of the Buyer and Company Stockholders holding a majority of the Merger Shares. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
          (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.
          (j) Submission to Jurisdiction. Each of the parties hereto (and each Company Stockholder that receives Merger Shares pursuant to the Merger Agreement, by adopting and approving the Merger Agreement, hereby) (i) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) waives any claim of inconvenient forum or other challenge to venue in such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 9(f), provided that nothing in this Section 9(j) shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.
          (k) Construction.
               (i) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.
               (ii) Any reference to any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
               (iii) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
               (iv) Any reference herein to “including” shall be interpreted as “including without limitation.”

               (v) Any reference to any Section or paragraph shall be deemed to refer to a Section or paragraph of this Agreement, unless the context clearly indicates otherwise.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

THE BUYER:	CONSTANT CONTACT, INC.
	By:	/s/ Robert P. Nault
		Title:	Vice President, General Counsel and Interim Chief Financial Officer

[Signature Page to Registration Rights Agreement]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

COMPANY STOCKHOLDERS:	Individuals

Print Name:

Entities

Entity Name

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit A
Intentionally Omitted